                                                                     EXHIBIT 1.1

                                 TERMS AGREEMENT

                                                    April 8, 2002

Apache Corporation
One Post Oak Central
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
Attention: Vice President and Treasurer


Ladies and Gentlemen:

         The undersigned underwriters (the "Underwriters") understand that Apache Corporation (the "Company") proposes to issue and sell $400,000,000 aggregate principal amount of its debt securities (the "Offered Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, the principal amount of Offered Securities set forth below opposite their respective names at 98.638% of the principal amount thereof together with accrued interest thereon from April 11, 2002 to the Closing Time:


                                                                  Principal
                                                                  Amount of
                 Underwriter                                    Debt Securities
                 -----------                                    ---------------
Banc of America Securities LLC                                   $121,000,000
J.P. Morgan Securities Inc.                                      $121,000,000
BNP Paribas Securities Corp.                                     $ 22,000,000
Deutsche Bank Securities Inc.                                    $ 22,000,000
RBC Dominion Securities Corporation                              $ 22,000,000
Salomon Smith Barney Inc.                                        $ 22,000,000
Banc One Capital Markets, Inc.                                   $ 14,000,000
First Union Securities, Inc.                                     $ 14,000,000
Scotia Capital (USA) Inc.                                        $ 14,000,000
SG Cowen Securities Corporation                                  $ 14,000,000
TD Securities (USA) Inc.                                         $ 14,000,000
                                          Total                  $400,000,000
                                                                 ============

             The Offered Securities shall have the following terms:

Principal amount:                                            $400,000,000

Form:                                                        Registered book-entry form

Denomination:                                                $1,000

Date of maturity:                                            April 15, 2012

Interest rate, rates or formula
(or method of calculation of interest accrual):              6.25% per annum

Date from which interest accrues:                            April 11, 2002

Interest payment dates, if any:                              April 15 and October 15
                                                             (commencing October 15, 2002)

Initial price to public:                                     $397,152,000 (99.288%)

Closing Time:                                                April 11, 2002

Place of delivery and payment:                               New York, New York

Company account for wire transfer of payment:                Bank: Bank One, N.A.
                                                             City/State: Chicago, IL
                                                             ABA Number: 071000013
                                                             Account Number: 5577446
                                                             Account Name: Apache Corporation Master

Redemption provisions, if any:                               As described in the Prospectus
                                                             Supplement, dated the date hereof,
                                                             relating to the Offered Securities.

Lock-up pursuant to Section 3(i) of the
Basic Terms (as defined herein):                             Yes.

Securities Exchanges, if any, on which application will be
made to list the Offered Securities:                         None.

Delayed Delivery Contracts:                                  Not authorized.

       Delivery date:

       Expiration date:

       Compensation to Underwriters:

       Minimum contract:

       Maximum aggregate principal amount:

Other terms, if any:

         The Underwriters agree to reimburse the Company for certain of its expenses in connection with the offering to which this Terms Agreement relates.

         All the provisions contained in "Apache Corporation-Debt Securities--Underwriting Agreement Basic Terms" (the "Basic Terms"), to be filed as an exhibit to the Registration Statement relating to the Offered Securities and attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

         Any notice by the Company to the Underwriters pursuant to this Terms Agreement shall be sufficient if given in accordance with Section 11 of the Basic Terms addressed to:

         J.P. Morgan Securities Inc.
         270 Park Avenue, 7th Floor
         New York, New York  10017
         Attn:  Transaction Execution Group

which, together with Banc of America Securities LLC, shall, for all purposes of this Agreement, be the "Representatives".

                                              Very truly yours,

                                              BANC OF AMERICA SECURITIES LLC

                                              By:    /s/ Lily Chang
                                                 -------------------------------
                                                 Name:  Lily Chang
                                                 Title: Principal

                                              J.P. MORGAN SECURITIES INC.

                                              By:    /s/ Jose C. Padilla
                                                 -------------------------------
                                                 Name:  Jose C. Padilla
                                                 Title: Vice President

                                              Acting for themselves and as
                                              Representatives of the
                                              Underwriters listed in Annex B.

Accepted:

APACHE CORPORATION

By: /s/ Matthew W. Dundrea
   --------------------------------------
   Name:  Matthew W. Dundrea
   Title: Vice President and Treasurer

                                     ANNEX A

              [Apache Corporation - Debt Securities - Basic Terms]

                                     ANNEX B

                         BANC OF AMERICA SECURITIES LLC
                           J.P. MORGAN SECURITIES INC.
                          BNP PARIBAS SECURITIES CORP.
                          DEUTSCHE BANK SECURITIES INC.
                       RBC DOMINION SECURITIES CORPORATION
                            SALOMON SMITH BARNEY INC.
                         BANC ONE CAPITAL MARKETS, INC.
                           FIRST UNION SECURITIES INC.
                            SCOTIA CAPITAL (USA) INC.
                         SG COWEN SECURITIES CORPORATION
                            TD SECURITIES (USA) INC.

                               APACHE CORPORATION




                                 DEBT SECURITIES





                       UNDERWRITING AGREEMENT BASIC TERMS

                               APACHE CORPORATION

                                 Debt Securities

                       UNDERWRITING AGREEMENT BASIC TERMS


         Apache Corporation, a Delaware corporation (the "Company"), may issue and sell from time to time its debt securities (the "Debt Securities"). The Debt Securities are issuable under an indenture, dated as of February 15, 1996, as supplemented and amended pursuant to a First Supplemental Indenture dated as of November 5, 1996 (the "Indenture"), between the Company and JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank), as trustee (the "Trustee"). Each issue of Debt Securities may vary as to series, aggregate principal amount, maturity, interest rate or rates and timing of payments thereof, redemption provisions, if any, and any other variable terms as set forth in the Terms Agreement (as defined below) relating thereto which the Indenture contemplates may be set forth in the Debt Securities as issued from time to time.

         Whenever the Company determines to make an offering of Debt Securities, the Company will enter into an agreement (the "Terms Agreement") providing for the sale of such securities (the "Offered Securities") to, and the purchase and offering thereof by, one or more underwriters specified in the Terms Agreement (the "Underwriters", which term shall include any Underwriters substituted pursuant to Section 10 hereof). The Terms Agreement relating to the Offered Securities shall specify the names of the Underwriters participating in such offering, the amount of Offered Securities which each such Underwriter severally agrees to purchase, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the time and place of delivery and payment, such other information as is indicated in Exhibit A hereto and such other terms as are agreed by the Company and the Underwriters. In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Offered Securities to cover over-allotments, if any, and the amount of Offered Securities subject to such option (the "Option Securities"). As used herein, the term "Offered Securities" shall include the Option Securities, if any, and "Representatives" shall mean the Underwriter or Underwriters so specified in the Terms Agreement or, if no Underwriter is so specified, shall mean each Underwriter. The Terms Agreement may be in the form of an exchange of any standard form of written telecommunication between the Underwriters and the Company. The offering of the Offered Securities will be governed by the Terms Agreement, as supplemented hereby (collectively, this "Agreement"), and this Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of the Offered Securities.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-57785) for the registration of Debt Securities and other securities, including the Offered Securities, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and has prepared and filed such amendments thereto as may have been required to the date hereof. Such registration statement, as amended, has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). As provided in Section 3(a), a prospectus supplement reflecting the terms of the Offered Securities, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed after the date of the Terms Agreement pursuant to Rule 424, is herein referred to as the "Prospectus Supplement". Such registration statement, as amended at the date of the Terms Agreement, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The basic prospectus included in the Registration Statement relating to all offerings of Debt Securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement or, if any revised prospectus shall be provided to the Underwriters by the Company for their use in connection with the offering of the Offered Securities which differs from such basic prospectus and Prospectus Supplement (whether or not required to be filed by the Company pursuant to Rule 424), the term "Prospectus" shall refer to such revised prospectus (including any prospectus supplement) from and after the time it is first provided to the Underwriters for such use, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein.

         SECTION 1. Representations and Warranties. The Company represents and warrants to each Underwriter named in the Terms Agreement as of the date thereof and as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof (in each case, a "Representation Date"), as follows:

                  (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (b) Each "significant subsidiary" of the Company as defined in Rule 405 of Regulation C of the 1933 Act Regulations (collectively, the "Significant

                  Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and, except as described in the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares (if applicable), is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (c) At the time the Registration Statement and the Rule 462(b) Registration Statement, if any, became effective and as of each Representation Date, the Registration Statement and the Rule 462(b) Registration Statement, if any, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission promulgated thereunder; the Registration Statement and the Rule 462(b) Registration Statement, if any, each at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the Commission and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of each Representation Date, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement and the Rule 462(b) Registration Statement, if any, or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement and the Rule 462(b) Registration Statement, if any, or the Prospectus.

                  (d) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                  (e) The accountants who certified the financial statements included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.

                  (f) The accountants who have performed specified procedures with respect to the latest available interim financial statements of the Company and its indicated subsidiaries are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.

                  (g) The financial statements, and the related notes thereto, and any supporting schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; except as stated therein, said financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis; the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the pro forma financial statements and the related notes thereto, if any, included or incorporated by reference in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (h) The petroleum engineers who have consented to being named as having reviewed certain reserve data included or incorporated by reference in the Prospectus are independent engineers with respect to the Company and its subsidiaries.

                  (i) This Agreement and the applicable Delayed Delivery Contracts (as defined below), if any, have been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Underwriters, will be valid and legally binding agreements of the Company; on and after the Closing Time, the Indenture will have been duly authorized, executed and delivered by the Company and, assuming due execution and delivery by the Trustee, will be a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by
                  (1) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States. The Offered Securities have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and each Delayed Delivery Contract, if any, and when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, the Offered Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Offered Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States. The Offered Securities and the Indenture will be substantially in the form heretofore delivered to the Underwriters and conform in all material respects to all statements relating thereto contained in the Prospectus; and each Holder (as defined in the Indenture) of Offered Securities will be entitled to the benefits of the Indenture.

                  (j) Since the respective dates as of which information is given in the Registration Statement, any Rule 462(b) Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (1) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (2) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.

                  (k) Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound, where the consequences of such violation or default would have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution and delivery of this Agreement, each Delayed Delivery Contract, if any, and the Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action of the Company and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any subsidiary thereof is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree, where the consequences of such conflict, breach, creation, imposition, violation or default would have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (l) No consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of Offered Securities hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under state securities laws ("Blue Sky").

                  (m) Except as may be included or incorporated by reference in the Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or could reasonably be expected to materially and adversely affect the properties or assets thereof or could reasonably be expected to materially and adversely affect the consummation of this Agreement or the Indenture or any transaction contemplated hereby or thereby.

                  (n) There are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                  (o) Neither the Company nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject or has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure would materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the Company and its subsidiaries own or possess or have obtained all governmental licenses, permits, consents, orders, approvals and other authorizations and have properly filed with the appropriate authorities all notices, applications and other documents necessary to lease or own their respective properties and to carry on their respective businesses as presently conducted, except where the failure to possess such licenses or authorizations or make such filings would not materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (p) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, except as set forth or incorporated by reference in the Registration Statement or except where the failure to own or possess the same would not materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (q) The Company and its subsidiaries have legal, valid and defensible title to all of their interests in oil and gas properties and to all other real and personal property owned by them and any other real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances and defects of any kind, except such as (1) are described in the Prospectus,
                  (2) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other inchoate obligations and are of a scope and nature customary in connection with similar drilling and producing operations or (3) those that do not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (r) The information underlying the estimates of oil and gas reserves as described in the Prospectus is complete and accurate in all material respects (or, with regard to any information underlying the estimates prepared by any petroleum engineers retained by the seller of such oil and gas reserves, is, to the best knowledge of the Company after reasonable investigation, complete and accurate in all material respects); other than production of the reserves in the ordinary course of business and intervening product price fluctuations described in the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the reserves or the present value of future net cash flows therefrom as described in the Prospectus. Estimates of such reserves and present values comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the 1933 Act.

                  (s) Neither the Company nor any of its subsidiaries is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (t) The Company has complied and will comply with the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

                  (u) Except as described in the Registration Statement, (1) neither the Company nor any of its subsidiaries is in violation of any local or foreign laws or regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), except such violations as would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and (2) to the best of the Company's knowledge, there are no events or circumstances that could reasonably be expected to be the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws, which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (v) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the 1933 Act to be described in the Registration Statement and the Prospectus and which is not so described.

         Any certificate signed by any director or officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company as to the matters covered thereby.

         SECTION 2. Purchase and Sale.

         (a) The several commitments of the Underwriters to purchase the Offered Securities pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein and therein set forth. Offered Securities which are subject to Delayed Delivery Contracts are herein sometimes referred to as "Delayed Delivery Offered Securities" and Offered Securities which are not subject to Delayed Delivery Contracts are herein sometimes referred to as "Immediate Delivery Offered Securities".

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the Terms Agreement, an option to the Underwriters named in the Terms Agreement, severally and not jointly, to purchase up to the principal amount of Option Securities set forth therein at the same price per security (plus, except as otherwise provided in the Terms Agreement, interest, if any, accrued and unpaid from the Closing Time until the applicable Date of Delivery), as is applicable to the Offered Securities. Such option, if granted, will expire 30 days after the date of the Terms Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Offered Securities upon notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days and not earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase the proportion of the total principal amount of Option Securities then being purchased that the principal amount of Immediate Delivery Offered Securities each such Underwriter has agreed to purchase, as set forth in the Terms Agreement, bears to the total principal amount of Immediate Delivery Offered Securities, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases in less than authorized denominations.

         (c) Payment of the purchase price for, and delivery of, the Immediate Delivery Offered Securities to be purchased by the Underwriters shall be made at the place set forth in the Terms Agreement, or at such other place as shall be agreed upon by the Representatives and the Company, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the Terms Agreement or such other time as shall be agreed upon by the Underwriters and the Company (such time and date being referred to as the "Closing Time"). Except as specified in the Terms Agreement, payment shall be made to the Company by wire transfer in same day funds to the account of the Company specified in the Terms Agreement against delivery to the Underwriters for the respective accounts of the Underwriters of the Immediate Delivery Offered Securities to be purchased by them (unless the Offered Securities are issuable only in the form of one or more global instruments registered in the name of a depository or a nominee of a depository, in which event the Underwriters' interest in such global instrument shall be noted in a manner satisfactory to the Underwriters and their counsel). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities shall be made at such place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as agreed by the Representatives and the Company. The Immediate Delivery Offered Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days prior to the Closing Time or relevant Date of Delivery, as the case may be. The Immediate Delivery Offered Securities, which if agreed by the Representatives may be in temporary form, will be made available for examination and packaging by the Representatives on or before the first business day prior to the Closing Time or relevant Date of Delivery, as the case may be.

         (d) If authorized by the Terms Agreement, the Underwriters named therein may solicit offers to purchase Offered Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit B hereto, with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to the Representatives at the Closing Time, for the account of the Underwriters, a fee equal to that percentage of the aggregate principal amount of Delayed Delivery Offered Securities for which Delayed Delivery Contracts are made at the Closing Time as is specified in the Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus Supplement. At the Closing Time the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Delayed Delivery Offered Securities per Delayed Delivery Contract specified in the Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Offered Securities in excess of that specified in the Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

         (e) The Representatives are to submit to the Company, at least two business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Delayed Delivery Offered Securities to be purchased by each of them, and the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Delayed Delivery Offered Securities to be covered by each such Delayed Delivery Contract.

         (f) The principal amount of Offered Securities agreed to be purchased by the respective Underwriters pursuant to this Agreement shall be reduced by the principal amount of Delayed Delivery Offered Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by the Underwriters to the Company; provided, however, that the total principal amount of Immediate Delivery Offered Securities to be purchased by all Underwriters shall be the total amount of the Offered Securities covered by this Agreement, less the total principal amount of Delayed Delivery Offered Securities covered by Delayed Delivery Contracts.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) Immediately following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement in form approved by the Representatives setting forth the principal amount of Offered Securities and their terms not otherwise specified in the Indenture, if applicable, the names of the Underwriters and the principal amount of the Offered Securities which each severally has agreed to purchase, the names of the Underwriters, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including the Prospectus Supplement) as the Representatives shall reasonably request.

                  (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act or the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and the Prospectus comply with such requirements.

                  (c) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Offered Securities.

                  (d) While the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will give the Representatives notice of its intention to file any additional registration statement with respect to the registration of additional Debt Securities, any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise; will furnish the Underwriters with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of such proposed filing or use, as the case may be; and will not file any such amendment or supplement or other documents in a form to which the Representatives or counsel to the Underwriters reasonably object.

                  (e) While the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will notify the Representatives immediately, and promptly confirm the notice in writing, of (i) the effectiveness of any amendment to the Registration Statement,
                  (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference into the Registration Statement or the Prospectus,
                  (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) any request by the Commission for any amendment to the Registration Statement, or any amendment or supplement to the Prospectus or for additional information,
                  (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) any change in the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (f) The Company will deliver to each Underwriter one conformed copy of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) and will also deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Representatives may reasonably request. While the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will furnish to the Representatives as many copies of the Prospectus (including the Prospectus Supplement) as the Representatives reasonably request.

                  (g) The Company will endeavor, in cooperation with the Underwriters, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Offered Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities have been qualified as above provided. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

                  (h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Offered Securities, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15(d) of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

                  (i) If specified in the Terms Agreement, between the date of the Terms Agreement and the completion of the distribution of the Offered Securities or the Closing Time, whichever is later, or such other time as is specified in the Terms Agreement, the Company will not, without the prior written consent of the Representatives, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of the Company substantially similar to the Offered Securities (other than the Offered Securities that are to be sold pursuant to such agreement or commercial paper in the ordinary course of business).

         SECTION 4. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase Offered Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements which the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and under the Terms Agreement, and to the following further conditions:

                  (a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                  (b) At the Closing Time, the Representatives shall have received:

                           (1) The favorable opinion, dated as of the Closing
                  Time, of Chamberlain, Hrdlicka, White, Williams & Martin, counsel to the Company, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware.

                           (ii) This Agreement and the applicable Delayed
                  Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company.

                           (iii) The Indenture has been duly authorized,
                  executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States.

                           (iv) The Offered Securities, in the form(s) certified
                  by the Company as of the Closing Time, have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, any Delayed Delivery Contract and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States; and each holder of Offered Securities will be entitled to the benefits of the Indenture.

                           (v) The Offered Securities and the Indenture conform
                  in all material respects to the statements relating thereto in the Prospectus; and the statements in the Prospectus under the captions "Description of Notes" and "Description of Debt Securities", insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions.

                           (vi) The Indenture has been duly qualified under the
                  1939 Act.

                           (vii) The Registration Statement, including any Rule
                  462(b) Registration Statement, has been declared effective by the Commission under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                           (viii) The Registration Statement, including any Rule
                  462(b) Registration Statement, and the Prospectus (except for financial statements and engineering reports and other financial or engineering data, and except for those parts of the Registration Statement that constitute the Form T-1, as to which such counsel need not express any opinion), as of their respective effective or issue dates, appeared on their face to be appropriately responsive to the requirements of the 1933 Act and the 1933 Act Regulations.

                  In rendering such opinion, counsel for the Company may rely
                  (i) as to matters of fact upon the representations of officers of the Company contained in any certificate delivered to such counsel and certificates of public officials, which certificates shall be attached to or delivered with such opinion and (ii) as to the laws of the State of New York applicable to the enforceability of the Offered Securities and the Indenture upon the opinion of Sidley Austin Brown & Wood LLP. Such opinion shall be limited to the General Corporation Law of the State of Delaware, the laws of the State of Texas and the laws of the United States of America.

                           (2) The favorable opinion of Jeffrey B. King,
                  Attorney and Assistant Secretary of the Company, to the effect that:

                           (i) The Company has the corporate power and authority
                  to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Delayed Delivery Contracts, if any.

                           (ii) To the best knowledge and information of such
                  counsel, the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas and in each other jurisdiction in which such qualification is required, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                           (iii) Each Significant Subsidiary has been duly
                  incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and, to the best of such counsel's knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Company, directly or indirectly, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity (except as described in the Prospectus).

                           (iv) Each document filed pursuant to the 1934 Act and
                  incorporated by reference in the Prospectus (except for financial statements, supporting schedules and other financial or statistical information as to which no opinion need be rendered) appeared on their face to be appropriately responsive when so filed to the requirements of the 1934 Act and the 1934 Act Regulations.

                           (v) Neither the Company nor any of its subsidiaries
                  is required to be registered under the 1940 Act.

                           (vi) No consent, approval, authorization, order or
                  decree of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company of the transactions contemplated by this Agreement, any Delayed Delivery Contract or the Indenture, except such as have been obtained or rendered, as the case may be, or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations or state securities laws; and the execution and delivery of this Agreement, the Delayed Delivery Contract, if applicable, and the Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action of the Company and, to the best knowledge and information of such counsel, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative regulation or, to the best knowledge and information of such counsel, administrative or court order or decree.

                           (vii) Neither the Company nor any of its Significant
                  Subsidiaries is in violation of its charter or by-laws.

                           (viii) To the best knowledge and information of such
                  counsel, neither the Company nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject or has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure would materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and, to the best knowledge and information of such counsel, the Company and its subsidiaries own or possess or have obtained all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own their respective properties and to carry on their respective businesses as presently conducted, except where the failure to obtain such authorizations would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                           (ix) To the best of such counsel's knowledge and
                  information, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or threatened against or affecting, the Company or any of its subsidiaries, which would be reasonably expected to result in any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or would materially and adversely affect the properties or assets thereof or would materially and adversely affect the consummation of this Agreement, the Delayed Delivery Contracts, if applicable, or the Indenture or any transaction contemplated hereby or thereby.

                           (x) To the best of such counsel's knowledge and
                  information, there are no contracts or other documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and, to the best of such counsel's knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or conditions contained in any contract, or other documents so described, referred to, filed or incorporated by reference where the consequences of such default would have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                           In rendering such opinion, Jeffrey B. King may rely
                  as to matters of fact upon the representations of officers of the Company contained in any certificate delivered to such counsel and certificates of public officials, which certificates shall be attached to or delivered with such opinion. Such opinion shall be limited to the General Corporation Law of the State of Delaware, the laws of the State of Texas and the laws of the United States of America.

                           (3) The favorable opinion, dated as of the Closing
                  Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, with respect to the matters set forth in clauses
                  (i) to (viii), inclusive, of subsection (b)(1) of this Section.

                           (4) In giving their opinions required by subsection
                  (b)(1), (b)(2) and (b)(3), respectively, of this Section 4, Chamberlain, Hrdlicka, White, Williams & Martin, Jeffrey B. King and Sidley Austin Brown & Wood LLP shall each additionally state that in the course of the preparation of the Registration Statement and the Prospectus such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company including its independent public accountants, during the course of which the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel need not independently check the accuracy or completeness of, or otherwise verify, and accordingly need not pass upon, and accordingly need not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and such counsel may, in good faith, rely as to facts necessary to the determination of materiality upon the judgment of officers and representatives of the Company. Such counsel shall additionally state that, however, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement, at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued at the time any such amendment or supplement was issued or, at the Closing Time included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and engineering reports and other financial or engineering data contained in the Registration Statement (including the Prospectus) or those parts of the Registration Statement which constitute the Form T-1).

                  (c) At the Closing Time, there shall not have been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer,

                  President or Vice President and the Treasurer, the Assistant Treasurer, the principal financial officer or principal accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change with respect to the Company and its subsidiaries, (ii) the representations and warranties of the Company contained in Section 1 are true and correct as of the Closing Time, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate and (iv) no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 4(c), the term "Prospectus" means the Prospectus in the form first provided to the applicable Underwriter or Underwriters for use in confirming sales of the Offered Securities.

                  (d) (1) On the date of the Terms Agreement, the Underwriters shall have received a letter from Arthur Andersen LLP, dated as of the date thereof and in form and substance satisfactory to the Underwriters, to the effect that:

                           (i) They are independent accountants with respect to
                  the Company and its subsidiaries within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

                           (ii) It is their opinion that the consolidated
                  financial statements and supporting schedule(s) included or incorporated by reference in the Registration Statement and the Prospectus and audited by them and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

                           (iii) In addition to the audit referred to in their
                  opinion, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

                           (2) On the date of the Terms Agreement, the
                  Underwriters shall have received a letter from Ernst & Young LLP, dated as of the date thereof and in form and substance satisfactory to the Underwriters, to the effect that:

                           (i) They are independent accountants with respect to
                  the Company and its subsidiaries within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

                           (ii) They have performed specified procedures, not
                  constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter and setting forth the results of such inquiries and procedures.

                           (3) At the Closing Time, the Underwriters shall have
                  received from Arthur Andersen LLP, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d)(1) of this Section, except that the specified date referred to shall be a date not more than three days prior to the Closing Time.

                           (4) At the Closing Time, the Underwriters shall have
                  received from Ernst Young LLP, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d)(2) of this Section, except that the specified date referred to shall be a date not more than three days prior to the Closing Time.

                  (e) On or before the date of the Terms Agreement and at the Closing Time, the Underwriters shall have received from Arthur Andersen LLP such assurances as the Underwriters may require with respect to the maintenance by Arthur Andersen LLP of the quality control system, standards and continuity of personnel represented to in the representation letter of Arthur Andersen LLP provided to the Company pursuant to Commission Release No. 33-8070 and referred to in Exhibit 99.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                  (f) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein and in the Terms Agreement contemplated shall be satisfactory in form and substance to the Representatives.

                  (g) In the event that the Terms Agreement provides for Option Securities and the Underwriters exercise their option pursuant to Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the

                  Company hereunder shall be true and correct as of each Date of Delivery, and the Underwriters shall have received:

                           (1) Unless the Date of Delivery is the Closing Time,
                  a certificate, dated such Date of Delivery, of the Chief Executive Officer, President or Vice President and the Treasurer, the Assistant Treasurer, the principal financial officer or principal accounting officer of the Company, in their capacities as such, confirming that the certificate delivered at the Closing Time pursuant to Section 4(c) hereof remains true and correct as of such Date of Delivery.

                           (2) The favorable opinion of Chamberlain, Hrdlicka,
                  White, Williams & Martin, counsel for the Company, and Jeffrey
                  B. King, Attorney and Assistant Secretary of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinions required by subsections (1) and (2) of
                  Section 4(b) hereof.

                           (3) The favorable opinion of Sidley Austin Brown &
                  Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by subsection (3) to
                  Section 4(b) hereof.

                           (4) Unless the Date of Delivery is the Closing Time,
                  a letter from Arthur Andersen LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Underwriters at the Closing Time pursuant to Section 4(d)(3) hereof, except that the "specified date" in the letter shall be a date not more than three days prior to such Date of Delivery.

                           (5) Unless the Date of Delivery is the Closing Time,
                  a letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, a substantially the same in scope and substance as the letter furnished to the Underwriters at the Closing Time pursuant to Section 4(d)(4) hereof, except that the "specified date" in the letter shall be a date not more than three days prior to such Date of Delivery

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

         SECTION 5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

                  (a) the preparation and filing of the Registration Statement, including any Rule 462(b) Registration Statement, and all amendments thereto and the Prospectus and any amendments or supplements thereto;

                  (b) the preparation, filing and reproduction of this Agreement and the Delayed Delivery Contract(s), if applicable;

                  (c) the preparation, printing, issuance and delivery of the Offered Securities, including any fees and expenses relating to the eligibility and issuance of Offered Securities in book-entry form;

                  (d) the fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any calculation agent or exchange rate agent;

                  (e) except as otherwise provided in the Terms Agreement, the reasonable fees and disbursements of counsel to the Underwriters;

                  (f) the qualification of the Offered Securities under state securities laws in accordance with the provisions of Section 3(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Survey;

                  (g) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Underwriters of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Offered Securities;

                  (h) the preparation, reproducing and delivery to the Underwriters of copies of the Indenture and all amendments, supplements and modifications thereto;

                  (i) any fees charged by nationally recognized statistical rating organizations for the rating of the Offered Securities;

                  (j) the fees and expenses incurred in connection with any listing of Offered Securities on a securities exchange;

                  (k) the fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

                  (l) any out-of-pocket expenses of the Underwriters incurred with the approval of the Company; and

                  (m) the cost of providing any CUSIP or other identification numbers for the Offered Securities.

         If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 9, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 462(b) Registration Statement, including information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto);

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld; and

         (iii) against any and all expense whatsoever, as incurred (including the fees and expenses of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Rule 462(b) Registration Statement or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), any Rule 462(b) Registration Statement or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that each Underwriter shall have the right to employ counsel to represent jointly the Underwriters and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section if, in the judgment of any of the Underwriters, it is advisable for such Underwriter or Underwriters and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which shall not unreasonably be withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) For purposes of this Section 6, all references to the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copies filed with the Commission pursuant to EDGAR.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total commission or underwriting discount received by each Underwriter, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate initial public offering price of the Offered Securities sold to or through such Underwriter as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities sold to or through such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Offered Securities sold to or through each Underwriter and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person of an Underwriter, or by or on behalf of the Company, and shall survive each delivery of and payment for any Offered Securities.

         SECTION 9. Termination.

         (a) The Representatives may terminate this Agreement immediately upon notice to the Company, at any time at or prior to the Closing Time if (i) there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Offered Securities or enforce contracts for the sale of the Offered Securities, or (iii) trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal, New York or Texas authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Offered Securities are denominated or payable, or (iv) the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company as of the date of the Terms Agreement shall have been lowered since that date or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) there shall have come to the attention of the Representatives any facts that would cause them to reasonably believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Offered Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 9, the term "Prospectus" means the Prospectus in the form first provided to the applicable Underwriter or Underwriters for use in confirming sales of the related Offered Securities.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 5. Notwithstanding any such termination, (i) the covenants set forth in Section 3(b), (d), and (e) with respect to any offering of Offered Securities shall remain in effect so long as any Underwriter owns any such Offered Securities purchased from the Company pursuant to this Agreement and during the period when the Prospectus is required to be delivered in connection with sales of the Offered Securities and
(ii) the covenants set forth in Section 3(c), (g), (h) and, if applicable, (i), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7 and the provisions of Sections 8, 11, 12 and 13 shall remain in effect.

         SECTION 10. Default. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Immediate Delivery Offered Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representatives shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

                  (a) if the amount of Defaulted Securities does not exceed 10% of the amount of Immediate Delivery Offered Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the amount of Defaulted Securities exceeds 10% of the number of Immediate Delivery Offered Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified in this Section 11. Notices to the

Underwriters shall be directed as provided in the Terms Agreement. Notices to the Company shall be directed to Apache Corporation, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, Attention: Vice President and Treasurer, with a copy to: Chamberlain, Hrdlicka, White, Williams & Martin, 1200 Smith Street, Suite 1400, Houston, Texas 77002-4310, Attention: Ralph K. Miller, Jr., Esq. Any party to this Agreement may from time to time designate another address to receive notice pursuant to this Agreement by notice duly given in accordance with the terms of this Section 11.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. Governing Law. This Agreement and all the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

         SECTION 14. Counterparts. Any Terms Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts thereof shall constitute a single instrument.

                                                                       EXHIBIT A

                                 TERMS AGREEMENT

                                                  ___________ __, 20__

Apache Corporation
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
Attention: [Title]

Ladies and Gentlemen:

         The undersigned underwriters (the "Underwriters") understand that Apache Corporation (the "Company") proposes to issue and sell $__________ aggregate principal amount of its debt securities (the "Offered Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, the principal amount of Offered Securities set forth below opposite their respective names at ___% of the principal amount thereof together with accrued interest thereon from __________, 20__ to the Closing Time:

                                                     Principal
                                                     Amount of
            Underwriter                           Debt Securities
            -----------                           ---------------





                                                   -------------
                                          Total    $
                                                   =============

         The Offered Securities shall have the following terms:

Principal amount:

Form and denomination:

Date of maturity:

Interest rate, rates or formula
        (or method of calculation
        of interest accrual):

Date from which interest accrues:

Interest payment dates, if any:

Initial price to public:

Closing Time:

Place of delivery and payment:

Company account for wire transfer of payment:

Redemption provisions, if any:
Lock-up pursuant to Section 3(i) of the
         Underwriting Agreement Basic Terms:[yes]    [no]

Securities Exchanges, if any, on which application will be made to list the Offered Securities:

Delayed Delivery Contracts:  [authorized]  [not authorized]

         Delivery date:
         Expiration date:
         Compensation to Underwriters:
         Minimum contract:
         Maximum aggregate principal amount:

Other terms, if any:

         All the provisions contained in "Apache Corporation-Debt Securities--Underwriting Agreement Basic Terms" (the "Basic Terms"), filed as an exhibit to the Registration Statement relating to the Offered Securities and attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

         Any notice by the Company to the Underwriters pursuant to this Terms Agreement shall be sufficient if given in accordance with Section 11 of the Basic Terms addressed to: [insert name and address of the lead manager or managers or, if only one underwriter is a party hereto, of such firm] which shall, for all purposes of this Agreement, be the "Representatives".


                           Very truly yours,

                           REPRESENTATIVE[S]


                           By:
                              --------------------------------------------------
                              [Acting for themselves and as Representative[s] of the Underwriters]

Accepted:

APACHE CORPORATION

By:
   --------------------------------------------
   Title:

ANNEX A

                     [Apache Corporation--Debt Securities--
                       Underwriting Agreement Basic Terms]

                                                                       EXHIBIT B

                               APACHE CORPORATION

                          [Title of Offered Securities]

                            DELAYED DELIVERY CONTRACT

Apache Corporation
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
Attention:

Ladies and Gentlemen:

         The undersigned hereby agrees to purchase from Apache Corporation (the "Company"), and the Company agrees to sell to the undersigned on ____________, 20__ (the "Delivery Date"), $_____________ principal amount of the Company's __% Offered Securities due ___________ __, 20__ (the "Offered Securities"), offered by the Company's Prospectus dated _________ __, 20__, as supplemented by its Prospectus Supplement dated __________ __, 20__, receipt of which is hereby acknowledged, at a purchase price of _____% of the principal amount thereof, plus accrued interest from __________, ______, to the Delivery Date, and on the further terms and conditions set forth in this contract.

         Payment for the securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by wire transfer in immediately available funds on the Delivery Date, upon delivery to the undersigned of the Offered Securities to be purchased by the undersigned in definitive or global form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than three full business days prior to the Delivery Date.

         The obligation of the undersigned to take delivery of and make payment for Offered Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Offered Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before ___________, ____, shall have sold to the Underwriters of the Offered Securities (the "Underwriters") such principal amount of the Offered Securities as is to be sold to them pursuant to the Terms Agreement dated ____________, ____ between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Offered Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Offered Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to the Underwriters that its investment in the Offered

Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

         Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

         By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Offered Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

         This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate principal amount of Offered Securities in excess of $__________ and that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first come first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

         This Agreement shall be governed by the laws of the State New York applicable to agreements made and performed in said State.

                                            Yours very truly,


                                            ------------------------------
                                                  (Name of Purchaser)


                                            By
                                              ----------------------------
                                                  (Title)


                                            ------------------------------


                                            ------------------------------
                                                  (Address)

Accepted as of the date
first above written.

Apache Corporation


By:
   ------------------------------


                 PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING

         The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date shall be discussed is as follows: (Please print.)

                                                             Telephone No.
Name                                                     (Including Area Code)
----                                                     ---------------------




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